EXHIBIT 99.1

Press Release                                        Source: Blue Holdings, Inc.

BLUE HOLDINGS, INC. SIGNS LICENSING AGREEMENT FOR ANTIK DENIM TO COVER ALL KNIT CATEGORIES

Wednesday December 6, 4:00 pm ET

COMMERCE, Calif.--(BUSINESS WIRE)--Blue Holdings, Inc. (NASDAQ:BLUE - NEWS), a designer, manufacturer and distributor of high-end fashion jeans, denim apparel and contemporary knits, today announced that it has signed a licensing agreement with North Star Apparel Corporation to further diversify the Antik Denim product mix into a broader lifestyle collection and extend the brand's reach.

The deal will have an initial five year term, with the first year considered to be comprised of 18 months, with five one-year renewable options if no defaults remain uncured at the time of the exercise of any renewal option. The agreement covers the following key territories: United States, Japan, Korea, China, Canada, United Kingdom, Italy, France, Germany, Spain, Australia and Mexico. Under the terms of the agreement, North Star Apparel will license the worldwide rights to sell Antik branded products for all knit categories.

The agreement provides for an upfront license fee of $180,000 and minimum royalty payments of 4.5% percent of all net sales of licensed products up to $4 million of net sales for the first year, and 10% of all net sales thereafter, and 10% of all net sales for each remaining year of the term and any renewal term. The agreement was signed to be effective October 1, 2006.

North Star Apparel was founded by Serge Benat to license and exploit premium fashion brands on a global basis. Mr. Benat has over 25 years of licensing experience, and has owned and operated flagship stores for both Gucci Group and Max Mara. In addition, Mr. Benat currently owns and operates the Pacific Connections Group which has re-created over 300 original Oleg Cassini sketches to create wardrobe replicas as part of its heritage collections.

Paul Guez, Chairman, Chief Executive Officer and President of Blue Holdings, Inc., said, "We are extremely excited to partner with Serge and North Star Apparel. We are confident in his team and their ability to successfully grow and expand the Antik brand. By developing unique Antik-branded knit products we will continue to execute our strategy of creating a premium lifestyle brand."

About Blue Holdings Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "Life and Death" brands, both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk, Taverniti So, and Life and Death jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

Contact:

Blue Holdings, Inc.
Patrick Chow, CFO, 323-725-5555
patrick.chow@blueholdings.com

or

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
agreenebaum@icrinc.com
Patricia Dolmatsky
pdolmatsky@icrinc.com